Exhibit 99.2
 1/18/2017  Fourth Quarter 2016Earnings Conference Call

 Important Cautionary Statement About Forward-Looking Statements  This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements that we may make include statements regarding balance sheet and revenue growth, the provision for loans losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, the impact of the First NBC transaction on our performance and financial condition, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in other periodic reports that we file with the SEC.

Corporate Profile (as of December 31, 2016)

- $24.0 billion in Total Assets
- $16.8 billion in Total Loans
- $19.4 billion in Total Deposits
- Tangible Common Equity (TCE) 8.64%
- Nearly 200 banking locations and 267 ATMs across our footprint
- Approximately 3,800 employees corporate-wide
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc.
- Earned top customer service marks with Greenwich Excellence Awards
- Moody's long-term issuer rating: Baa3
- S&P long-term issuer rating: BBB



JACKSON
MONTGOMERY
HATTIESBURG
LAKE CHARLES
BATON ROUGE
GULFPORT
MOBILE
TALLAHASSEE
JACKSONVILLE
HOUSTON
LAFAYETTE
NEW ORLEANS
PENSACOLA
PANAMA CITY
TAMPA
10

Hancock Holding Company

 (compared to YTD 2015)  YTD 2016 Highlights   Net Income and earnings per share both increased 14% year-over-yearIncrease in provision for loan losses related to current energy cycleCore pre-tax pre-provision income of $334.8 million, up $67.7 million, or 25%Total loans up $1.0 billion, or 7%Net interest margin of 3.23% down 10 basis points (bps); core net interest margin stableTangible common equity (TCE) ratio up 102 bps to 8.64%; reflects capital raise of $259 million on December 16, 2016Efficiency ratio** improved to 62.8%  ** Efficiency Ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.  *See slides 31-33 for non-GAAP reconciliations

 (compared to third quarter 2016)  Fourth Quarter 2016 Highlights   ** Efficiency Ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.  *See slides 31-33 for non-GAAP reconciliations  Earnings up approximately 11%Revenue up 3%Noninterest income up almost 5%Loan loss provision decreased 24% to $14.5 million, compared to $19.0 millionCore pre-tax pre-provision income of $87.2 million, up $1.1 million or 1%Total loans up $681 million, or 17% linked-quarter annualized (LQA)Energy loans comprise 8.4% of total loans, down from 8.7%Allowance for the energy portfolio totals $106.5 million, or 7.5% of energy loans Net interest margin of 3.26% up 6 basis points (bps); core net interest margin up 7 bps to 3.19%Tangible common equity (TCE) ratio up 71 bps to 8.64%; reflects capital raise of $259 million on December 16, 2016Signed an agreement to purchase certain assets and liabilities, including 9 branches, from First NBC Bank; the transaction is expected to close in the first quarter of 2017

 Year-over-year growth in core PTPP income +25%4Q16 v 4Q15 growth in core PTPP income +28%      +28%  $s in millions  Beat core pre-tax pre-provision Income Goal for 2016 by $11 million; Up 25% vs. 2015  +25%  See slide 31 for non-GAAP reconciliation

 Well-Diversified Loan Portfolio  Loans totaled $16.8 billion at quarter-end, an increase of $681 million linked-quarter or 17% LQANet loan growth during the quarter was diversified across the footprint and also in areas identified as part of the company’s revenue-generating initiativesReflects $12 million net increase in energy-related loans; energy growth reflects stabilization in oil prices which has provided new opportunities to add credits that fit the strategic profile for this line of business  $s in millions

 Energy Portfolio Overview  Energy loans totaled $1.4 billion, or 8.4% of total loans, up $12 million linked-quarter and down $168 million from a year agoLinked-quarter change reflects approximately $62 million in payoffs and paydowns, plus approximately $12 million in charge-offs, offset by approximately $57 million in draws on existing lines and $29 million in new E&P credit relationships

 Energy Portfolio Overview (cont’d)  Net increase in outstandings of $12 million linked-quarter and a $8 million increase in total commitments$24 million linked-quarter increase in upstream outstandings and a $61 million increase in total commitments $10 million linked-quarter decrease in support sector outstandings and a $47 million reduction in total commitments$2 million linked-quarter decrease in midstream sector outstandings and a $6 million reduction in total commitments  *Includes accrual and nonaccrual loans

 Energy Allowance and Category Trends  Management continues to estimate that charge-offs from energy-related credits could approximate $65-$95 million over the duration of the cycleCharge-offs to-date for current energy cycle (Nov ‘14 – Dec ‘16) total approximately $42 million; includes $12 million in 4Q16Reflects expected lag in recovery for services credits Impact and severity will depend on overall oil prices and the duration of the cycle

 Asset Quality Measures Reflect Impact Of Energy Cycle  NPA ratio 2.25%, up 19 bps linked-quarter Nonperforming assets totaled $377 million, up $46 million from September 30, 2016Nonperforming energy loans totaled $239 million at December 31, 2016, up $40 million from last quarter; includes $32 million increase in two accruing energy TDRsProvision for loan losses was $14.5 million, down $4.5 million from 3Q16Non-PCI net charge-offs totaled $20.4 million, or 50 bps, up from $9.5 million, or 24 bps, in 3Q16Energy charge-offs in the fourth quarter of 2016 totaled $12 millionCriticized commercial loans totaled $1.3 billion at December 31, 2016, relatively stable linked-quarterCriticized energy loans totaled $889 million at December 31, 2016, down $4 million linked-quarter

 Adequate Reserve Coverage  The allowance for loan losses (ALLL) was $229.4 million (1.37%) down $7 million from $236.1 million (1.47%) linked-quarterThe allowance maintained on the non-PCI portion of the loan portfolio decreased approximately $5.3 million linked-quarter, totaling $211.1 million, while the allowance on the FDIC acquired loan portfolio decreased $1.3 million.ALLL for energy credits was $106.5 million, or 7.5%, at December 31, 2016, down $12 million, or 91 bps, from September 30, 2016 The nonenergy ALLL is approximately $122.9 million, or 0.80%, of the nonenergy loan portfolio as of December 31, 2016, unchanged from September 30, 2016

Securities Portfolio

- Portfolio totaled $5.0 billion, up $174 million, or 4% linked-quarter
- Yield 2.38%, up 4 bps linked-quarter
- Unrealized net loss of $45.1 million on AFS
- 50% HTM, 50% AFS
- Duration 5.07 years compared to 3.78 years at 9-30-16
- Premium amortization up $0.3 million linked-quarter
- Balance sheet is asset sensitive over a 2 year period to rising interest rates under various shock scenarios
- IRR modeling is based on conservative assumptions
  - Flat balance sheet
  - Loan portfolio 53% variable
    - 58% of variable loans are LIBOR-based
    - 92% of the LIBOR loans are tied to 1mo L
    - 7% of the LIBOR loans are tied to 3mo L
    - Approximately 1/3 tied to Wall Street Journal Prime
  - Modeled lag in deposit rate increases
  - Conservative % DDA attrition for certain increases in rates
- No energy-related securities in the portfolio
- Annual impact of December 2016 Fed rate increase (and overall higher rates) is expected to be $7-$13 million



Securities Portfolio Mix
12/31/16
U.S. Agencies and other $110 2%
CMO $1,067 21%
MBS $2,984 59%
Munis $901 18%



IRR Scenarios
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
3.6%
3.2%
6.8%
5.8%
9.8%
7.7%
12.4%
9.0%
+100 shock
+200 shock
+300 shock
+400 shock
Year 1
Year 2

Hancock Holding Company

 Solid Levels Of Core Deposit Funding  Total deposits $19.4 billion, up $539 million, or 3% linked-quarterNoninterest-bearing demand deposits (DDA) increased $115 millionInterest-bearing transaction and savings deposits increased $290 millionTime deposits decreased $36 million Public fund deposits increased $170 millionFunding mix remained strongDDA comprised 39% of total period-end depositsCost of funds down slightly to 34 bps  $s in billions

 Core NIM Expansion  Reported net interest margin (NIM) 3.26%, up 6 bps linked-quarter Core NIM of 3.19% increased 7 bps linked-quarterImproved mix of earning assetsCore loan yield +2 bps Yield on bond portfolio +4 bps Cost of funds -1 bp    See slide 33 for non-GAAP reconciliation

 Focus On Growing Core Noninterest Income Across Business Lines  Noninterest income, including securities transactions, totaled $65.9 million, up $2.9 million, or 5%, linked-quarterAmortization of the indemnification asset for FDIC covered loans totaled $1.2 million, down from $1.5 million in the third quarter; the amortization is a reduction to noninterest income and is a result of a lower level of expected future losses on covered loansUnusual items for the fourth quarter of 2016 include a $3.3 million gain on sale of bank property included in other income  $s in millions

 Revenue Generating Initiatives - Fees  $s in thousands

 Remain Focused On Expense Control  $s in millions  Noninterest expenses totaled $156.3 million in 4Q16, up $7.2 million, or 5%, linked quarter; the increase linked-quarter is mostly driven by personnel expense and additional expenses related to the flooding in south Louisiana in AugustPersonnel expense totaled $87.6 million, up $4.4 million, or 5%, linked-quarter; the increase is related to additional incentive pay due mainly to the company meeting it overall corporate objectives for 2016Occupancy and equipment totaled $13.9 million, up $0.5 million, or 4% linked-quarterORE expenses totaled $0.6 million in the fourth quarter of 2016; net gains on ORE dispositions exceeded ORE expense in the third quarter of 2016 by $5.2 millionOther operating expense (excluding ORE) totaled $49.4 million in the fourth quarter of 2016, down $3.4 million, or 6%, from the third quarter of 2016; the decrease is mainly related to $4.0 million of expense from an early contract termination in the third quarter of 2016 partially offset by $1.2 million of insurance claims related to the August 2016 flooding in south Louisiana in the current quarterUnusual items for the fourth quarter of 2016 totaled $3.3 million and included $1.2 million of insurance claims related to the August 2016 flooding in south Louisiana, $1.6 million of special bonus pay for employees and $0.5 million increase in health benefit claim activity

 TCE ratio 8.64%, up 71 bps linked-quarterCapital raise +117 bpsBalance sheet change -29 bpsTangible earnings +21 bpsOCI -29 bps (primarily valuation of bond portfolio)Dividends -9 bpsWill continue to manage capital in the best interests of the Company and our shareholders Stock buybacks totaled $258 million, or 8.2 million shares, since 2013 at an average repurchase price of $31.33No buybacks during the fourth quarter of 2016; recent authorization expired September 30, 2016Issued $259 million, or 6.325 million shares of common stock, on December 16, 2016 at $41.00  Managing Our Capital…

…Quickly Deploying Capital

- Signed an agreement to purchase certain assets and liabilities, including 9 branches, from First NBC Bank; the transaction is expected to close in the first quarter of 2017
- Transaction is between Hancock Holding Company's banking subsidiary Whitney Bank ("Whitney") and First NBC Bank Holding Company's banking subsidiary First NBC Bank ("First NBC")
- Purchase of select loans, 9 First NBC branches, including associated transaction and savings deposits and PP&E, and FHLB borrowings:
  - Approximately $1.3 billion diversified and performing loan portfolio with a 5.10% average yield
  - 9 branches in the Greater New Orleans region, including 7 in the New Orleans MSA
  - Expect to consolidate 10 overlapping branches
  - Approximately $500 million transaction and savings deposits (no time deposits included) at average cost of 0.88%
  - Approximately $600 million in FHLB borrowings at average cost of 0.81%
- Will pay a premium of $44 million to First NBC
  - Will transfer approximately $193 million in cash (assets acquired exceed liabilities)
  - $44 million is a premium on earnings stream acquired
  - Branches transferred at higher of book value or fair market value
- First NBC balance information as of December 28, 2016; terms subject to adjustment per purchase agreement

Hancock Holding Company

Transaction Highlights

Strategic Rationale

- In-market, strategic transaction to opportunistically add scale in the Greater New Orleans area
  - Acquiring approximately $1.3 billion of loans
    - Acquired approximately $160 million of the identified loans on January 4, 2017
    - First NBC Bank also has the option to sell a second tranche of the loans, with an aggregate principal amount of not more than $130 million, within 30 business days of the date of the purchase agreement
  - Acquiring 9 branches with approximately $500 million of transaction and savings (non-time) deposits
  - Assuming approximately $600 million in FHLB borrowings
- Leverages incremental capital raise in franchise-enhancing, accretive, low-risk transaction
- Highlights Whitney's commitment to the Greater New Orleans market

Financially Compelling

- Approximately $237 million cash acquisition cost (approximately $193 million incremental assets vs. liabilities)
- Will add over $25 million of incremental annual run rate earnings
  - $1.3 billion of relationship loans with an average yield >5%
  - Adds $1.1 billion of deposits and borrowings with an average cost of approximately 0.84%
- 20%+ IRR

Prudent Risk

- Hands-on local knowledge of market dynamics
- Extensive portfolio diligence conducted
  - Estimated a 4.0% gross loan mark to be assumed on acquired loans
- Proactive consultation with primary regulators

First NBC balance information as of December 28, 2016

Hancock Holding Company

 Illustrative Pro Forma Metrics – Balance Sheet  Compelling Financial Impact (cont’d)  * Net of estimated 4% loan mark  4Q16 includes $259 million capital raise on 12-16-16; pro forma ratios include deployment of a portion of that capital

Compelling Financial Impact (cont'd)

Illustrative Pro Forma Metrics – Income Statement

Key Metrics ($ in millions; except per share data)	4Q16 Annualized	Full year impact of First NBC Transaction	4Q16 Pro Forma
Net interest income	$667	$44	$711
Provision for loan losses	$57	$3	$60
Noninterest income	$262	$2	$264
Operating expense	$602	$3	$605
Amortization of CDI	$19	$1	$20
Income taxes	$44	$14	$58
Net income (millions)	$206	$26 (1)	$232
Average diluted shares (millions) – (post capital raise)	84.5	-	84.5
Implied EPS (Annualized)	$2.39	$0.30	$2.69

- Key assumptions are conservative:
  - 4.0% gross loan mark
  - One-time acquisition expenses of approximately $12 million (pre-tax)
  - Conservative level of initial loan and deposit run-off included in modeling projections
  - Additional $3 million net incremental annual operating expense assumed (includes net increase in annual branch expense)
    - Consolidating 10 overlapping branches
  - Opportunity cost of cash on liquidity transferred
  - Provision expense for new loan relationships
  - CDI amortization

4Q16 includes $ 259 million capital raise on 12-16-16

(1) Represents fully phased-in annual earnings estimate

Hancock Holding Company

 Strengthening Attractive New Orleans MSA   Hancock/Whitney (200) Acquired Branches (9)      Deposit Market Share - New Orleans MSA*  Geographic Overview  Acquiring Branches in Orleans, Jefferson, St. Tammany, Terrebonne and Tangipahoa Parishes; will consolidate 10 branches due to overlap  * Based on 6-30-2016 FDIC deposit market share data  Source: SNL

 Diversified Loan Portfolio    Yield on Loans  3.99%  Yield on Loans  5.10%  Yield on Loans  4.07%  +  * As of December 31, 2016  Pro Forma*  $1.3 Billion Acquired Loans

High Quality Loans Acquired with Limited Credit Risk

- Acquiring a portfolio of approximately $1.3 billion of loans in markets that we know well and with loan products we already offer
- Comprehensive, in-depth loan diligence conducted on acquired First NBC portfolio
- Estimated 4% loan mark on acquired portfolio (approximately $52 million)
  - Conservative loan portfolio methodology consistent with Hancock credit culture
- Acquiring a 100% performing portfolio
  - No nonperforming loans or OREO
- Well-diversified portfolio reduces exposure risk
  - No energy loans acquired in the transaction
  - Decreases size of pro forma energy exposure to 7.8% of total loans as of December 31, 2016

Hancock Holding Company

No Time Deposits Acquired    Cost of Deposits  0.24%  +  * As of December 31, 2016  9 Branches  Cost of Deposits  0.88%  Cost of Deposits  0.26%  Pro Forma*

 Near-Term Outlook*  * Excludes impact of First NBC transaction except where otherwise noted; to be updated post First NBC transaction close  See slides 31-33 for non-GAAP reconciliations

 Appendix/Non-GAAP Reconciliations

 Appendix: EPS Calculation  See Note 13 in the most recent 10K for more details on the two-class method for E.P.S. calculation.

 Appendix: Core pre-tax pre-provision Reconciliation

 Appendix: Core Revenue Reconciliation

 Appendix: Purchase Accounting Adjustments Core NII & NIM Reconciliation

 Appendix: Core Revenue

 Appendix: Operating Expense (excl nonoperating items)

 Appendix: Historical Energy Data  $s in millions  Energy Outstandings by Type  $1,724  $1,674  $1,669  $1,660  $1,580  $1,633

 Appendix: Energy Portfolio Support Services

 Appendix: Glossary of Terms  LPO – Loan production officeLQA- Linked-quarter annualizedM&A – Mergers and acquisitionsNII – Net interest income NIM – Net interest marginNPA – Nonperforming assetsO&G – Oil and gasORE – Other real estatePAA – Purchase accounting adjustments, including loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangiblesPCI – Purchased credit impairedPTPP – Pre-tax pre-provisionRBL – Reserve-based lendingROA – Return on average assetsRR – Risk ratingSNC – Shared National CreditTCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets)TDR – Troubled Debt Restructuring TE- Taxable equivalent (calculated using a federal income tax rate of 35%)Y-o-Y – Year over year  4Q16 – Fourth quarter of 20163Q16 – Third quarter of 2016AFS – Available for saleALLL – Allowance for loan and lease lossesAnnualized – Calculated to reflect a rate based on a full yearCore – Excluding purchase accounting items and nonoperating itemsCore Loan Yield – Interest income (TE) on loans excluding purchase accounting loan income, annualized, divided by average loansCore NIM – Reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assetsCore Revenue – Net interest income (TE) plus noninterest income excluding purchase accounting adjustments for both categoriesCurrent Energy Cycle – Refers to the energy cycle beginning in November of 2014 through the most recent quarter endDDA – Noninterest-bearing demands deposit accountsE&P – Exploration and Production (Oil & Gas)Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating expense.EOP- End of periodEPS – Earnings per shareHTM – Held to maturityIRR – Interest rate riskLinked-quarter – current quarter compared to previous quarter

 1/18/2017  Fourth Quarter 2016Earnings Conference Call